UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

FIREARMS TRAINING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-13105	57-0777018
(State or other jurisdiction of incorporated)	(Commission File Number)	(IRS Employer Identification No.)

7340 McGinnis Ferry Road

Suwanee, Georgia 30024

(Address of principal executive offices)

(770) 813-0180

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 23, 2006, Firearms Training Systems, Inc., a Delaware corporation (the “Company”) entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Meggitt-USA, Inc., a Delaware corporation (“Parent”) and Poole Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation.

In the merger, the holders of shares of the Company’s Class A Common Stock, par value $0.000006 per share (the “Common Shares”), other than holders of Common Shares exercising appraisal rights, will receive cash in the amount of $1.08 per share for each outstanding share owned immediately prior to the effective time of the merger. Holders of the Company’s Series C Preferred Stock, par value $0.10 per share (the “Preferred Shares”) will receive cash in the amount equal to the sum of the Liquidation Preference (as defined in the Company’s Certificate of Designations of Series C Preferred Stock), plus the amount of all accrued and unpaid dividends on such shares to the extent not previously added to the Liquidation Preference prior to the effective time of the merger, for each outstanding share owned immediately prior to the effective time of the merger. All holders of stock options that are outstanding at the effective time of the merger will receive cash payments equal to the sum of the differences between the per-share option exercise prices of their respective options and $1.08 for each share subject to an option.

The Company’s board of directors (the “Board”) unanimously (with one member absent) approved the merger and the Merger Agreement. The merger is subject to customary closing conditions, including the receipt of various regulatory approvals, and is expected to be completed in the fourth quarter of 2006. The Merger Agreement is not conditioned on any receipt of financing by Parent.

In connection with the Merger Agreement, Parent and Centre Capital Investors II, L.P., Centre Capital Tax Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P. and Centre Partners Coinvestment L.P., (the “Principal Stockholders”) entered into a Principal Stockholders’ Agreement, dated as of August 23, 2006, (the “Principal Stockholders’ Agreement”), pursuant to which the Principal Stockholders, being the holders of a majority of the Common Shares, agreed to take certain actions in furtherance of the merger including causing the execution and delivery of written consents to the adoption of the Merger Agreement and the approval of the merger. Pursuant to these written consents, which were executed and delivered immediately following the execution and delivery of the Merger Agreement, the Principal Stockholders approved and adopted the Merger Agreement, and, therefore, the Company will not hold a stockholders meeting in connection with the merger.

The Merger Agreement precludes the Company from soliciting other proposals, but permits the Company to respond to certain unsolicited acquisition proposals that the Board determines, after consultation with the Company’s outside legal and financial advisors, in good faith constitute, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). As more fully described in the Merger Agreement, within 25 calendar days after the execution of the Merger Agreement (the “Initial Proposal Deadline”), if the Company receives a written unsolicited acquisition proposal from a third party (other than as a result of a breach of the non-solicitation provisions) that constitutes or could reasonably be expected to result in a Superior Proposal, the Company may furnish non-public information to such third party pursuant to a confidentiality agreement, and may engage in discussions or negotiations with respect to such acquisition proposal prior to the Final Change Deadline (as defined below).

Under the Merger Agreement, the “Final Change Deadline” means the later of (1) the Initial Proposal Deadline and (2) 11:59 p.m., New York City time, on the 15th calendar day following the last date prior to the Initial Proposal Deadline on which a third party making an Eligible Acquisition Proposal (as defined in the Merger Agreement) (which was made prior to the Initial Proposal Deadline) has made its first Acquisition Proposal (as defined in the Merger Agreement), which is received by the Company following the execution of the Merger Agreement and prior to the Initial Proposal Deadline.

The Company may terminate the Merger Agreement, prior to the Superior Proposal Termination Date (as defined below), to enter into a Superior Proposal in accordance with the terms and conditions of Section 6.2(e) of the Merger Agreement. Such a termination to enter into a Superior Proposal requires the Company to pay to Parent a break-up fee of $4,250,000 (the “Break-Up Fee”).

Under the Merger Agreement, the “Superior Proposal Termination Date” means in general the following (and is more fully defined in the Merger Agreement): the later of (1) the Final Change Deadline and (2) 11:59 pm., New York City time, on the 10th calendar day following the Company giving a Superior Proposal Notice (as defined in the Merger Agreement) to Parent, prior to the Final Change Deadline. However, in no event may the “Superior Proposal Termination Date” be later than 11:59 p.m., New York City time, on the 45th calendar day after the signing of the Merger Agreement, subject to a limited exception.

The Merger Agreement contains limited termination rights (in addition to those described above) and, upon the termination of the Merger Agreement under certain circumstances or in the event a definitive acquisition agreement is entered into within nine months of termination under specified circumstances, the Company is required to pay Parent the Break-Up Fee. The Merger Agreement also includes other representations, warranties and covenants that are customary for transactions of this type.

Parent is an indirect, wholly-owned subsidiary of Meggitt PLC, a public limited company organized under the laws of England and Wales. In connection with the Merger Agreement and the Principal Stockholders’ Agreement, Meggitt PLC has executed a guaranty (the “Guaranty”) pursuant to which Meggitt PLC has irrevocably and unconditionally guaranteed, as primary obligor and not merely as surety, the due and punctual performance and payment in full of all the obligations of Parent under the Merger Agreement (in favor of the Company) and the Principal Stockholders’ Agreement (in favor of the Principal Stockholders).

Also, in connection with the Merger Agreement, each holder of Preferred Shares other than the Principal Stockholders entered into an Appraisal Rights Waiver Letter, dated as of August 23, 2006, (each, an “Appraisal Rights Waiver Letter”), pursuant to which the holder of the Preferred Shares waived any appraisal rights under Section 262 of the Delaware General Corporation Law with respect to any shares of capital stock held by it or any of its controlled affiliates arising as a result of or in connection with the merger, and also agreed not to sue to enjoin the merger.

In connection with the Merger Agreement, certain of the Company’s executive officers agreed to amend the terms of their employment arrangement with such amendments to become operative only upon the effective time of the merger. Specifically, Ronavan Mohling, the Company’s Chief Executive Officer, has agreed to new employment terms that will become applicable once the merger becomes effective. Mr. Mohling has agreed to continue as Chief Executive Officer for a two-year term. His salary will be increased to $400,000 per year and he will be eligible to receive the annual bonus in March 2007 that is otherwise required by the terms of his current agreement provided certain performance-based criteria are met. Mr. Mohling also will be eligible for an annual bonus in March 2008 of up to $200,000 (with $100,000 of that amount guaranteed) and additional bonus opportunities in the subsequent fiscal year. These bonuses are conditioned upon Mr. Mohling remaining in the Company’s employ at the time they would otherwise be paid. The Company will have the right to terminate Mr. Mohling’s employment without cause after the first anniversary of the closing, in which event he would be entitled to severance of 12 months salary and benefits (including his full March 2007 bonus and the guaranteed portion of his March 2008 bonus) which are currently provided for in his agreement. Mr. Mohling has waived, however, certain of the current provisions that would allow him to terminate his employment with us “for good reason” entitling him to the same severance payment.

David McGrane, the Company’s Chief Operating Officer, has also agreed to new employment terms that will become applicable once the merger becomes effective. He will continue full-time employment through March 2007 at an increased annual base salary of $350,000 and will be eligible to receive an annual bonus in March 2007 of up to 50% of his new base salary provided the performance criteria are otherwise met. For a 12-month period commencing April 2007, Mr. McGrane will serve as a consultant devoting two days per week service. His consulting fee will be $25,000 per month with eligibility for a bonus at the end of his consulting term of up to $75,000 for completion of certain projects. If Mr. McGrane’s employment relationship is terminated prior to March 2007, his consulting arrangements would commence upon such termination.

The Company’s board of directors has approved the payment of an aggregate of $2.22 million in sale bonuses to management and other key employees. These sale bonuses are payable when the merger is completed. Of this amount, Mr. Mohling, the Company’s Chief Executive Officer, will receive $930,000, Mr. McGrane, the Company’s Chief Operations Officer, will receive $790,000 and Greg Ton, the Company’s Chief Financial Officer, will receive $100,000. These sale bonuses will be paid in connection with the closing of the merger.

Copies of the Merger Agreement, the Principal Stockholders’ Agreement, the Guaranty and the Appraisal Rights Waiver Letters are filed as exhibits to this Form 8-K pursuant to Item 9.01. The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to the agreements, which are filed as exhibits hereto, and are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information About the Merger and Where to Find It

The Company intends to file an information statement and other relevant materials with the SEC in connection with the proposed acquisition of the Company by Parent. The information statement will be mailed to the stockholders of the Company. Stockholders of the Company and investors are urged to read the information statement and other relevant materials when they become available because they will contain important information about the Company, Parent and the merger. The information statement and other relevant materials (when they become available), and any other documents filed with the SEC by the Company may be obtained free of charge at the SEC’s web site at www.sec.gov.

Section 3 - Securities and Trading Markets

ITEM 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this item in the event such information is deemed to contain a material modification to the rights of any of the Company’s security holders. The Company disclaims any inference that such information contains any such material modification by virtue of the statements in this item, absent any such deeming.

Section 5 - Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2006, the Company filed with the Delaware Secretary of State a Certificate of Correction (the “Certificate of Correction”) to the Certificate of Designations of Series C Preferred Stock Setting Forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock of the Company (the “Certificate of Designations”) to correct an inaccurate description of the voting rights of the Series C Preferred Stock of the Corporation. As a result of this inaccuracy, the Certificate of Designations was not a completely accurate statement of the voting rights of the holders of the Series C Preferred Stock of the Company. The Series C Preferred Stock has no voting rights except as required by law or as specifically provided in the Certificate of Designations (as corrected by the Certificate of Correction) and does not have any voting rights with respect to the merger.

The Certificate of Correction corrected the introductory clause of Section 3 of the Certificate of Designations to read in its entirety as follows:

“Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall not have any voting rights, provided, however, the holders of shares of Series C Preferred Stock shall have the following voting rights:”

Section 8 - Other Events

ITEM 8.01 Other Events.

On August 24, 2006, the Company issued a press release announcing the execution of the Merger Agreement. The text of the press release, which is attached hereto as Exhibit 99.5, is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2006, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake any obligation to update forward-looking statements.

Section 9 - Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 23, 2006, among Parent, Merger Sub, and the Company

3.1	Text of amendment to the introductory clause of Section 3 of the Certificate of Designations

99.1	Principal Stockholders’ Agreement, dated as of August 23, 2006, among Parent, the Company (solely for the purposes of Section 4 thereof) and the Principal Stockholders

99.2	Guaranty, dated as of August 23, 2006, among Guarantor, the Company, and the Principal Stockholders

99.3	Appraisal Rights Waiver Letter, dated as of August 23, 2006, among First Source Financial LLP, OFSI Fund II, LLC and the Company

99.4	Appraisal Rights Waiver Letter, dated as of August 23, 2006, by and between U.S. Bank National Association and the Company

99.5	Press Release, dated as of August 24, 2006, of the Company announcing the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREARMS TRAINING SYSTEMS, INC.

Dated as of August 24, 2006

	By:	/s/ Ronavan Mohling
	Its:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 23, 2006, among Parent, Merger Sub, and the Company

3.1	Text of amendment to the introductory clause of Section 3 of the Certificate of Designations

99.1	Principal Stockholders’ Agreement, dated as of August 23, 2006, among Parent, the Company (solely for the purposes of Section 4 thereof) and the Principal Stockholders

99.2	Guaranty, dated as of August 23, 2006, among Guarantor, the Company, and the Principal Stockholders

99.3	Appraisal Rights Waiver Letter, dated as of August 23, 2006, among First Source Financial LLP, OFSI Fund II, LLC and the Company

99.4	Appraisal Rights Waiver Letter, dated as of August 23, 2006, by and between U.S. Bank National Association and the Company

99.5	Press Release, dated as of August 24, 2006, of the Company announcing the Merger Agreement